Exhibit 10.11

Execution Version

INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS

BEEN EXCLUDED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD

LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY

DISCLOSED.

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is entered into as of August 15, 2023 (the “Effective Date”) by and among GREENBROOK TMS INC., an Ontario corporation (the “Company” or the “Borrower”), and the purchasers who execute a counterparty signature page hereto from time to time (each, a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Purchasers are willing, pursuant to the terms and conditions of this Agreement, to purchase from the Company from time to time unsecured subordinated convertible promissory notes substantially in the form attached hereto as Exhibit A (each as amended and restated, supplemented or otherwise modified from time to time, the “Notes”) in an aggregate principal amount of up to $10,000,000.00.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.DEFINITIONS.

1.1Certain Defined Terms.  As used in this Agreement, the following terms shall have the following respective meanings:

“30-Day VWAP” means the volume-weighted average trading price of the Common Shares on The Nasdaq Stock Market LLC (“Nasdaq”) (or, if not listed on Nasdaq, then such other nationally recognized Canadian or U.S. securities exchange, inter-dealer quotation system or over-the-counter market (an “Other Market”) on which the Common Shares are principally traded, based upon daily share volume) for the thirty (30) trading day period ending one (1) trading day prior to the applicable date of conversion (as reported by Bloomberg L.P. or, if not available, another authoritative source reasonably acceptable to the Madryn Purchasers).

“Assumed Payment Amount” with respect to any Repurchases shall mean the aggregate Market Price (in the case of securities) and/or the aggregate Fair Market Value (in the case of cash and/or any other property), as applicable, as of such Repurchases, of the aggregate consideration paid to effect such Repurchases.

“Board” means the board of directors of the Company.

“Common Shares” means the common shares, without par value, of the Company.

“Conversion Price” means, in respect of any amount of Notes to be converted pursuant to Section 9.1 or 9.2, the lesser of (a) 85% of the closing price per Common Share on Nasdaq or any Other Market as of the applicable Closing Date for such Notes (as adjusted from time to time in accordance with Section 4, the “Reference Conversion Price”), with the Reference Conversion Price in effect as of the Effective Date being $0.3315 and (b)(i) 85% of the 30-Day VWAP immediately prior to the date of the applicable exercise of conversion rights under Section 9.1 or 9.2, or (ii) if the Common Shares are not listed on any of Nasdaq or any Other Market at the time of conversion, a per share price based on 85% of the Fair Market Value Per Common Share as of such date (for such purposes, determined in accordance with clause (b) of such definition); provided, that, in any event in the cases of clauses (a) and (b), the Conversion Price shall not be lower than $0.078  (as adjusted for any subdivision, combination or stock dividend).

“Credit Agreement” means that certain Credit Agreement, dated as of July 14, 2022, among the Company, as the borrower, certain Subsidiaries of the Company, as the guarantors, Madryn Fund Administration, LLC, as the administrative agent, and the lenders from time to time party thereto, as amended, modified, or supplemented from time to time.

“Conversion Shares” means (a) the Common Shares issued or issuable to the Purchasers upon exercise of the conversion rights under Section 9.1 or 9.2 of this Agreement and (b) all other equity interests of the Company issued with respect to such Common Shares by way of stock dividends, split, conversions or other reclassification or in connection with any Fundamental Transaction affecting the Company’s equity interests.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Insider Promissory Notes” means those certain Promissory Notes dated as of February 3, 2023, February 28, 2023 and August 1, 2023, issued by the Company to certain Purchasers (the “Existing Purchasers”), in each case, as amended, modified, or supplemented from time to time.

“Existing Insider Promissory Note Documents” means the Existing Insider Promissory Notes, any note purchase agreement or other similar agreement entered into in connection therewith and any other agreements entered into in connection therewith, in each case, as amended, modified, or supplemented from time to time.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting reasonably, in good faith and evidenced by a written notice delivered promptly to the Purchasers (which written notice shall include certified resolutions of the Board in respect thereof).  If the Requisite Purchasers object in writing to the Board of Directors’ calculation of fair market value within ten (10) Business Days after receipt of written notice thereof, and the Requisite Purchasers and the Company are unable to agree on the fair market value during the ten (10) day period following the delivery of the Requisite Purchasers’ objection, then the Fair Market Value shall be determined by a disinterested appraiser (which may be a national investment bank or national accounting firm) mutually selected by the Company and the Requisite Purchasers, the fees and expenses of which shall be paid by the Company.  Any selection of a disinterested appraiser shall be made in good faith within three (3) Business Days after the Requisite Purchasers provides written notice to the Company of their objection to the determination of Fair Market Value and any determination of Fair Market Value by a disinterested appraiser shall be made within fifteen (15) days of the date of selection.  For the avoidance of doubt, the Fair Market Value of cash shall be the amount of such cash.

“Fair Market Value Per Common Share” of one Common Share means as of any particular day (a) at the option of the applicable Purchaser exercising its conversion rights under the Transaction Documents, either (i) the last reported sale price on Nasdaq and, if there are no sales, the last reported bid price, of the Common Shares on the Business Day prior to such date on the principal Other Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. or, if not available, another authoritative source reasonably acceptable to the Madryn Purchasers or (ii) 30-Day VWAP as of such date, or (b) if the Fair Market Value Per Common Share cannot be calculated as of such date on the foregoing basis, the price determined in good faith by the Board, acting reasonably.  Notwithstanding the forgoing if the determination of Fair Market Value Per Common Share is in connection with any Fundamental Transaction, then the Fair Market Value Per Common Share shall be the value per Conversion Share to be realized in such pending transaction.

“Fundamental Transaction” means (a) any merger, amalgamation, arrangement, consolidation or similar transaction of the Company with or into another Person, (b)(i) a sale, lease, license, transfer, exchange or other disposition of all or substantially all the assets of the Company and its Subsidiaries on a consolidated basis or (ii) any license, sublicense or similar grant of rights, or series of such licenses or grants, with respect to any material assets, including material intellectual property assets, of the Company or any of its Subsidiaries to any Person or group of Persons other than a Subsidiary of the Company, or (c) any statutory exchange of the outstanding Common Shares, as a result of which, the holders of the Common Shares would be entitled to receive, or their Common Shares would be converted into, or exchanged for, other shares, other stock, other securities, or other property or assets (including cash or any combination thereof).

“Madryn Purchaser” means any Purchaser that is an Affiliate or managed fund or account of Madryn Asset Management, L.P.

“Market Price” means, with respect to a Common Share or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of a Common Share or of such security, as applicable, on Nasdaq on such day. If the Common Shares or such security, as applicable, are not listed on Nasdaq as of any date of determination, the Market Price of a Common Share or such security, as applicable, on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal Other Market on which the Common Shares or such security, as applicable, are so listed or quoted or, if no closing sale price is reported, the last reported sale price on such date on the principal U.S. national or regional securities exchange on which the Common Shares or such security, as applicable, are so listed or quoted, or if the Common Shares or such security, as applicable, are not so listed or quoted on any Other Market, the last quoted bid price on such date for a Common Share or such security, as applicable, in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or if that bid price is not available, the Market Price of the Common Shares or such security, as applicable, on that date shall mean, in the case of a Common Share, the Fair Market Value Per Common Share as of such date (for such purposes, determined in accordance with clause (b) of such definition) or, in the case of any other security, the Fair Market Value of such security. For the purposes of determining the Market Price of a Common Share or any such security, as applicable, on the trading day preceding, on or following the occurrence of an event giving rise to such determination, (a) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the applicable exchange, market or organization, or if trading is closed at an earlier time, such earlier time and (b) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Neuronetics Note” means that certain Secured Promissory Note and Guaranty Agreement, dated as of March 31, 2023, among the Company, as the maker, the guarantors party thereto, and Neuronetics, Inc., as the payee, as amended, modified, or supplemented from time to time.

“New Investors” means any Purchasers (which may include Existing Purchasers) who execute a counterparty signature page hereto for the purchase of additional Notes from time to time after the Effective Date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and each of the Purchasers in the form of Exhibit B attached hereto.

“Repurchases” means any transaction or series of related transactions to acquire by purchase or otherwise equity interests of the Company or any of its Subsidiaries by the Company or any Subsidiary thereof for a purchase price greater than the Market Price, whether pursuant to any tender offer or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), open market transactions, privately negotiated transactions or otherwise, and in each case, whether for cash, equity interests of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property or assets (including equity interests, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while the Notes are outstanding.

“Requisite Purchasers” means Purchasers holding a majority of the Outstanding Balance, in the aggregate, of all Notes issued under this Agreement; provided, that, so long as the Madryn Purchasers in the aggregate hold in excess of fifteen percent (15%) of the Outstanding Balance, the Requisite Purchasers shall include the Madryn Purchasers.

“SEC Documents” means all reports, schedules, forms, statements and other documents filed or furnished by the Company under the Securities Act and the Exchange Act since January 1, 2023, including the exhibits and amendments thereto and the documents incorporated by reference therein.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Transaction Documents” means this Agreement and the Notes.

1.2Other Defined Terms.  The terms “Affiliate”, “Business Day”, “Change of Control”, “Governmental Authority”, “Interest Rate”, “Person”, “Securities Act”, and “Subsidiary”, shall each have the respective meaning ascribed to them in the Credit Agreement.

2.NOTE PURCHASE.

2.1Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company on the applicable Closing Date (as defined below) specified next to such Purchaser’s name in Schedule 2.1 (as supplemented from time to time in accordance with Section 12(b)), as further described in Section 2.3, the Notes, in consideration for the amount set forth in Schedule 2.1 next to such Purchaser’s name therein.

2.2At or prior to the applicable Closing Date, each Purchaser will pay the purchase price set forth next to such Purchaser’s name in Schedule 2.1 (with respect to such Purchaser, the “Purchase Price”) by (a) wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the applicable Purchasers at least one business day prior to the applicable Closing Date and/or (b) if applicable, exchange of all indebtedness owed by the Company to such Purchaser under any Existing Insider Promissory Note for a Note in the principal amount equal to the Purchase Price applicable to such Purchaser.  On or before the applicable Closing Date, the Company will issue to and deliver the Notes against delivery of the Purchase Price in accordance with clause (a) and/or (b) above.  All of the transactions set forth herein to be taken at any Closing (as defined below), including the delivery of documents, shall be deemed to take place simultaneously at such Closing.

2.3Subject to the satisfaction of the closing conditions set forth in Section 12, the closing(s) with respect to the transactions contemplated in Section 2 hereof (each a “Closing”; in the event there is more than one closing, the term “Closing” shall apply to the applicable closing unless otherwise specified), shall take place remotely via the exchange of documents and signatures on the Effective Date or on the date of any subsequent Closing as set forth on the signature pages of any New Investors (each a “Closing Date”).  Subject to the satisfaction or waiver of the terms and conditions of this Agreement and payment of the applicable consideration as set forth in Section 2.2 hereof, on the applicable Closing Date, such Purchaser shall purchase and the Company shall sell to each such Purchaser a Note in the principal amount equal to the Purchase Price applicable to such Purchaser as set forth on Schedule 2.1.  The aggregate principal amount of the Notes to be purchased by the Purchasers from time to time pursuant to this Agreement shall be up to $10,000,000.

2.4The parties agree that upon payment of the applicable Purchase Price by any Existing Purchaser in accordance with Section 2.2(b) and delivery of the applicable Notes in accordance with Section 2.3, (a) all Existing Insider Promissory Note Documents will be terminated and be of no further force and effect with respect to such Existing Purchaser and (b) all indebtedness of the Company owed to such Existing Purchaser under the Existing Insider Promissory Note Documents shall be deemed repaid and  extinguished.

3.TERM; INTEREST; REPAYMENT; REDEMPTION.

3.1Term.  The principal amount of Notes and all accrued, unpaid and unaccreted interest thereon and any and all other sums payable to the Purchasers hereunder shall be due and payable in full on the earliest to occur of: (a) March 31, 2028, (b) at the election of the Requisite Purchasers, the date of the consummation of a Change of Control, (c) at the election of the Requisite Purchasers, the date of any acceleration of the Notes following the occurrence of an Event of Default under Section 11, and (d) the date that is six (6) months after the date upon which all loans outstanding under the Credit Agreement are repaid, prepaid, replaced, refinanced or otherwise satisfied (the “Maturity Date”).

3.2Interest; Repayment.  Interest on the unpaid principal balance of the Notes (such balance as increased by accreted interest, as provided in this Section 3.2 the “Outstanding Balance”) will accrue at the Interest Rate.  Accrued interest shall accrete on a quarterly basis in arrears to the Outstanding Balance.  The Company will repay the Outstanding Balance, plus all accrued, unpaid and unaccreted interest thereon on the Maturity Date.

3.3Legends.

(a)Notes issued in the United States and/or to “U.S. persons” (within the meaning of Regulation S (“Regulation S”) under the Securities Act) shall be required to bear a U.S. restrictive legend substantially in the form set forth on Exhibit A hereto (a “U.S. Legend”).  For so long as Notes cannot be issued outside of the United States in reliance on Category 1 or 2 of Regulation S, all Notes shall be required to bear a U.S. Legend.  It is hereby understood and agreed that as a result of the Company’s loss of “foreign private issuer” status, beginning on or after January 1, 2024, the foregoing U.S. Legend requirement will apply to all new issuances of Notes hereunder.

(b)Notes issued to Purchasers resident in Canada shall be required to bear the following legend (a “Canadian Legend”) upon the issuance of the Notes:

“UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [the date that is 4 months and a day after the applicable Closing Date].”

4.ADJUSTMENTS TO CONVERSION SHARES AND REFERENCE CONVERSION PRICE.

4.1Share Dividends, Share Splits, Share Consolidations, Etc.  If the Company declares or pays a dividend or distribution on the outstanding Common Shares payable in Common Shares or other securities or property (other than cash) (which, for avoidance of doubt, shall not include any Conversion Shares issued by the Company upon the prior conversion of a portion of the Notes), then upon conversion of the Notes, for each Conversion Share acquired, the Purchaser shall receive, without additional cost to the Purchaser, the total number and kind of securities and property which the Purchaser would have received had the Purchaser owned the Common Shares of record as of the date the dividend or distribution occurred.  If the Company subdivides the outstanding Common Shares by reclassification or otherwise into a greater number of shares, the Reference Conversion Price shall be proportionately decreased.  If the outstanding Common Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Reference Conversion Price shall be proportionately increased. The provisions of this Section 4.1 shall similarly apply to successive dividend, distribution, subdivision, combination or consolidation or other similar events.

4.2Reclassification, Exchange, Combinations or Substitution.  Upon any event whereby all of the outstanding Common Shares are reclassified, converted, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, the Notes will be convertible for the number, class and series of Company securities that the Purchaser would have received had the Conversion Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Agreement. The provisions of this Section 4.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

4.3Fundamental Transaction.  If at any time there shall be a Fundamental Transaction, then, as a part of such Fundamental Transaction, lawful provision shall be made so that the Purchaser shall thereafter be entitled to receive upon conversion of the Notes, the kind and amount of securities, cash or other property of the successor corporation resulting from such Fundamental Transaction, equivalent in value to that which a holder of the Conversion Shares deliverable upon conversion of the Notes would have been entitled in such Fundamental Transaction if the right to convert the Notes hereunder had been exercised immediately prior to such Fundamental Transaction.  In any such case, appropriate adjustment (as determined in good faith by the board of directors of the successor corporation) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of the Purchaser after such Fundamental Transaction to the end that the provisions of this Agreement shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon conversion of the Notes.  The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company or surviving entity shall have (a) assumed, by written instrument delivered to the Purchasers, the obligation to deliver to the Purchasers, such securities, cash or other property as, in accordance with the foregoing provisions, the Purchasers may be entitled to receive, and the other obligations under the Transaction Documents, and (b) delivered to the Purchasers an opinion of counsel for such corporation or entity, satisfactory to the Purchasers, which opinion shall state that all of the terms of the Transaction Documents shall be enforceable against the Company and such successor or surviving entity in accordance with the terms thereof, together with such other matters as the Purchasers may reasonably request.  The provisions of this Section 4.3 shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

4.4Certain Issuances of Common Shares or Convertible Securities.  If the Company shall at any time or from time to time issue Common Shares (or rights or warrants or any other securities or rights exercisable or convertible into or exchangeable for Common Shares, including through distributions on outstanding securities (collectively, “Convertible Securities”)) in a primary offering (other than transactions to which the adjustments set forth in Section 4.1 are applicable), without consideration or at a consideration per share (or having an effective conversion price per share) that is less than the Reference Conversion Price (the date of such issuance, the “Issuance Date”) then, in such event, the Reference Conversion Price shall be decreased by multiplying the Reference Conversion Price in effect immediately prior to the Issuance Date by a fraction, (a) the numerator of which shall be the sum of (i) the number of Common Shares outstanding immediately prior to the Issuance Date and (ii) the number of Common Shares (rounded to the nearest whole share) which the aggregate consideration in respect of such issuance of Common Shares (or Convertible Securities) would purchase at the Reference Conversion Price in effect immediately prior to the Issuance Date and (b) the denominator of which shall be the sum of (i) the number of Common Shares outstanding immediately prior to the Issuance Date and (ii) the number of additional Common Shares issued (or into which Convertible Securities may be converted) on the Issuance Date.  For purposes of the foregoing, in the case of the issuance of such Common Shares or Convertible Securities for, in whole or in part, any non-cash property (or in the case of any non-cash property payable upon conversion of any such Convertible Securities), the consideration represented by such non-cash property shall be deemed to be the Market Price (in the case of securities) and/or Fair Market Value (in all other cases), as applicable, of such non-cash property as of the trading day immediately prior to the Issuance Date (before deduction of any related expenses payable to third parties, including discounts and commissions).  Any adjustment made pursuant to this Section 4.4 shall become effective immediately upon the Issuance Date.  For the avoidance of doubt, no increase to the Reference Conversion Price shall be made pursuant to this Section 4.4.

4.5Distributions.  If the Company, at any time while the Notes are outstanding, distributes to all holders of Common Shares for no consideration (a) evidence of its indebtedness, (b) any security (other than any distribution that is subject to Section 4.1), (c) rights or warrants to subscribe for or purchase any security (other than any deemed share distribution referred to in Section 4.1), or (d) any other asset, including cash or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction (in each case, “Distributed Property”), then, upon any exercise of the conversion rights in the Transaction Documents that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Purchasers shall be entitled to receive, in addition to the Conversion Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that the Purchasers would have been entitled to receive in respect of such number of Conversion Shares had the Purchasers been the record holders of such Conversion Shares immediately prior to such record date without regard to any limitation on exercise contained therein.

4.6Repurchases.  If the Company shall at any time or from time to time effect Repurchases, then the Reference Conversion Price shall be reduced to the price determined by multiplying the Reference Conversion Price in effect immediately prior to the date of first purchase of equity interests of the Company comprising such Repurchases by a fraction (a) the numerator of which shall be (i) the product of (A) the number of Common Shares outstanding immediately prior to the first purchase of equity interests of the Company comprising such Repurchases and (B) the Market Price per Common Share on the trading day immediately preceding the first public announcement by the Company of the intent to effect such Repurchases, minus (ii) the Assumed Payment Amount, and (b) the denominator of which shall be the product of (i)(A) the number of Common Shares outstanding immediately prior to the first purchase of equity interests of the Company comprising such Repurchases minus (B) the number of Common Shares so repurchased and (ii) the Market Price per Common Share on the trading day immediately preceding the first public announcement by the Company of the intent to effect such Repurchases.  For the avoidance of doubt, no increase to the Reference Conversion Price shall be made pursuant to this Section 4.6.

4.7Subsequent Closings.  If the Company shall at any time or from time to time issue any additional Note in any subsequent Closing after the Effective Date and the Reference Conversion Price applicable to such additional Note is lower than the Reference Conversion Price then applicable to any of the other Notes which were issued prior to such subsequent Closing, then the Reference Conversion Price applicable to all Notes shall be automatically reduced to the Reference Conversion Price applicable to such additional Note issued in such subsequent Closing.

4.8Other Action Affecting Common Shares.  Without first obtaining the written consent of the Madryn Purchasers, the Company shall not take any action of the type contemplated in Sections 4.1 through 4.7 hereof but not expressly provided for by such provisions.

4.9Notice/Certificate as to Adjustments.  Upon each adjustment of the Reference Conversion Price and/or number of Conversion Shares, the Company, at the Company’s expense, shall notify the Purchaser in writing within a reasonable time setting forth the adjustments to the Reference Conversion Price and/or number of Conversion Shares and the facts upon which such adjustment is based.  The Company shall, upon written request from any Purchaser, furnish such Purchaser with a certificate of its Chief Financial Officer, including computations of such adjustment and the Conversion Price and number of Conversion Shares in effect upon the date of such adjustment.

5.NO DILUTION OR IMPAIRMENT.  The Company will not, by amendment of its organizational documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, including, without limitation, the adjustments required under Section 4 hereof, if any, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Purchasers against dilution or other impairment, subject to compliance with applicable securities laws and stock exchange rules and regulations.  Without limiting the generality of the foregoing and notwithstanding any other provision of this Agreement to the contrary (including by way of implication), the Company will take all such action as may be necessary or appropriate so that the Company may validly and legally issue Conversion Shares to the Purchasers upon the exercise of the conversion rights under this Agreement.

6.COVENANTS OF THE COMPANY.  The Company hereby covenants to the Purchasers that for so long as any Purchaser holds Notes pursuant to this Agreement, any interest created under this Agreement, or any Conversion Shares:

6.1Validly Issued Shares.  All Conversion Shares issuable upon exercise of the conversion rights under the Transaction Documents and full conversion of the Conversion Amount (including those issued pursuant to adjustments as required pursuant to Section 4 hereof) shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims (other than security interests, encumbrances and claims to which the applicable Purchaser is subject prior to or upon the issuance of the applicable Conversion Shares, restrictions under applicable federal, provincial, territorial and/or state securities laws and other transfer restrictions described herein).

6.2Reservation of Shares.  The Company shall at all times reserve and keep available for issue out of the aggregate of its authorized but unissued share capital, free of preemptive rights, such number of its duly authorized Common Shares as shall be required to enable the Company to issue Conversion Shares in the full amount required upon exercise in full of the conversion rights under the Transaction Documents.  If any Common Shares reserved or to be reserved for the purpose of the exercise of the conversion rights under the Transaction Documents, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 4 hereof, require registration with or approval of any Governmental Authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of the conversion rights under the Transaction Documents, then the Company covenants that it will, at its sole expense, promptly secure such registration or approval, as the case may be (including, but not limited to, approvals or expirations of waiting periods required under the Hart Scott Rodino Antitrust Improvements Act).

6.3No Effect Upon Lending Relationship.  Notwithstanding anything herein to the contrary, nothing contained in the Transaction Documents shall affect, limit or impair the rights and remedies of the Purchasers or any of their Affiliates in their capacity as a lender to the Company pursuant to any agreement under which the Company has borrowed money from the Purchasers or any of their Affiliates.  Without limiting the generality of the foregoing, the Purchasers, for themselves or in any capacity with respect to any of their Affiliates in exercising their or their Affiliates’ respective rights as a lender, including making their decision on whether to foreclose on any collateral security, will have no duty to consider (i) their status or the status of any of their Affiliates as a direct or indirect equity holder of the Company, (ii) the equity of the Company or (iii) any duty they may have to any other direct or indirect equity holder of the Company, except as may be required under the Credit Agreement or by commercial law applicable to creditors generally, or as may be required under applicable securities laws.

6.4Compliance with Rule 144.  The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns any Notes or Conversion Shares, if the Company is not required to file reports pursuant to such securities laws, it will prepare and furnish to the applicable Purchaser and make publicly available in accordance with Rule 144 such information as is required for the applicable Purchaser to sell the Notes or Conversion Shares under Rule 144.  For so long as the Conversion Shares are not registered under an effective registration statement, the Company further covenants that it will take such further action as such Purchaser may reasonably request and cooperate in all respects with such Purchaser, including using its best efforts to provide instructions to the Company’s designated transfer agent (as it may be changed from time to time, the “Transfer Agent”) in order to facilitate a sale or transfer of Conversion Shares, cause its legal counsel to issue a legal opinion to the applicable Transfer Agent for such Conversion Shares if required by such Transfer Agent to effect the removal of the legend thereunder or procure the removal of any restrictive legend applicable to the Conversion Shares, all to the extent required from time to time to enable such Purchaser to sell such Conversion Shares without registration under the Securities Act in accordance with the requirements of the applicable exemptions provided by Rule 144, if available.

6.5Certain Amendments.  The Company shall not adopt any amendment or modification of the organizational documents of the Company that would adversely affect the Purchasers (in their capacity solely as purchasers under this Agreement) without prior written consent of the Requisite Purchasers.

6.6Limitation on Certain Restrictions.  The Company shall not, and will not permit or cause any of its Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any restriction or encumbrance (other than the Credit Agreement) on the ability of the Company and any such Subsidiaries to perform and comply with their respective obligations under the Transaction Documents.

6.7Regulatory Requirements and Restrictions. In the event of any reasonable determination by any Purchaser that, by reason of any existing or future national, federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) including bank holding company related laws (collectively, a “Regulatory Requirement”), such Purchaser is effectively restricted or prohibited from exercising its rights under the Transaction Documents or the Conversion Shares (including any shares of capital stock or other securities distributable to such Purchaser in any merger, reorganization, readjustment or other reclassification), or otherwise realizing upon or receiving the benefits intended under the Transaction Documents, the Company shall, and shall use its reasonable best efforts to take such action as such Purchaser and the Company shall jointly agree in good faith to be necessary to permit such Purchaser to comply with such Regulatory Requirement; provided, that, no action shall be required to be taken by the Company that would (a) require the Company or any of its Subsidiaries to change its line of business or effect any transactions involving the Company or any of its Subsidiaries (including, but not limited to, any corporate reorganization); (b) materially interfere or would reasonably be expected to materially interfere with any financing, acquisition, corporate reorganization, merger, tender offer or other significant transaction involving the Company; or (c) require the Company or any of its Subsidiaries to re-incorporate under the laws of any other jurisdiction or to register pursuant to the rules or regulations of any regulatory agency.

7.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby makes, as of each applicable Closing Date, to the Purchasers the representations and warranties of the Company contained in Article VI of the Credit Agreement; provided, however, that all references to the “Agreement” therein shall refer, respectively, to this “Agreement” and to the “Transaction Documents” as defined herein. Additionally, the Company hereby represents and warrants to the Purchasers, that, as of as of each applicable Closing Date:

7.1The Company has been generally and unconditionally authorized and empowered by the Board to execute the Transaction Documents, and allot and issue the Conversion Shares in accordance with the organizational documents of the Company and the terms of the Transaction Documents, and that execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary corporate or other organizational action, and does not (a) contravene the terms of any of the organizational documents of the Company or any Subsidiary, or (b) conflict with or result in any breach or contravention of, or the creation of any lien under, or require any payment to be made under (i) any contractual obligation to which the Company or any of its Subsidiaries is a party or affecting such Person or the properties of the Company or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or any of its Subsidiaries or their property is subject.

7.2No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Transaction Documents other than those that have already been obtained and are in full force and effect.  No shareholder or equityholder approvals are required under the organizational documents of the Company or any of its Subsidiaries, any instrument or agreement to which the Company or any of its Subsidiaries is a party, or under the rules of the principal market on which the Common Shares are traded (including Nasdaq) in connection with the issuance of the Notes or the Conversion Shares issuable upon exercise of the conversion rights under the Transaction Documents.

7.3The Conversion Shares have been duly and validly authorized and reserved for issuance by the Company and, when issued upon exercise of the conversion rights under the Transaction Documents in accordance with their terms, will be fully paid and nonassessable, and the issuance of the Conversion Shares, if any, will not be subject to any statutory or contractual preemptive right, right of first refusal or other similar rights; the Conversion Shares when issued and delivered against payment therefor as provided for in this Agreement will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s organization documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party other than the restrictions on ownership and transfer set forth in the Company’s organizational documents, if any, and applicable securities laws.

7.4The Conversion Shares issuable upon exercise of the conversion rights under the Transaction Documents will conform, in all material respects to the descriptions thereof contained in the SEC Documents and the organizational documents of the Company.  Except as disclosed in the SEC Documents, there are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to any registration statement or otherwise registered by the Company or any of its Subsidiaries under the Securities Act or applicable Canadian securities laws, all of which registration or similar rights are fairly summarized in the SEC Documents.

7.5Assuming the accuracy of the representations made by the Purchasers herein as of the date hereof and as of the date of any exercise of any Purchaser’s conversion rights under the Transaction Documents, as applicable, the offer and sale by the Company under this Agreement to the Purchasers and the Conversion Shares issuable upon exercise by the Purchasers of the conversion rights under the Transaction Documents are not required to be registered pursuant to the provisions of Section 5 of the Securities Act, and the first trade in the Conversion Shares issuable upon exercise by the Purchasers of the conversion rights under this Agreement is exempt from the prospectus requirements of applicable Canadian securities laws, provided, that, the trade is not a “control distribution” (as such term is defined in National Instrument 45-102 – Resale of Securities).

8.REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

8.1Each Purchaser, severally and not jointly, represents and warrants to the Company as follows as of the applicable Closing Date with respect to such Purchaser:

(a)Access to Information.  Each Purchaser acknowledges that it has had the opportunity to review the Transaction Documents to which it is a party (including all exhibits and schedules thereto) and the SEC Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of its investment in the Notes and the merits and risks of investing in the Notes and the Conversion Shares issuable upon conversion thereof; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment in the Notes and any Conversion Shares issuable upon conversion hereunder.  In particular, as described in the SEC Documents, the Purchaser is aware that in May 2023, the Company received notifications from Nasdaq that the Company was not in compliance with certain Nasdaq listing requirements, and accordingly, if the Company does not regain compliance within the applicable grace periods or at all, the Common Shares may be delisted from Nasdaq, following which there would be no active liquid trading market for the Common Shares.

(b)Investigation; Economic Risk.  Each Purchaser acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers.  Each Purchaser further acknowledges having had access to information about the Company that it has requested.  Each Purchaser understands that its investment in the Notes, and the Conversion Shares issuable upon conversion thereof, involves a high degree of risk. Each Purchaser acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks, including total loss, of its investment pursuant to this Agreement and pursuant to any conversion of Notes into Conversion Shares as contemplated herein.  Each Purchaser further acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied on the Company for such advice.

(c)Authority; Purchase for Own Account.  The Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  Each Note and, if applicable, each Conversion Share issued to each Purchaser upon on conversion thereof, will be acquired by such Purchaser for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

(d)Exempt from Registration; Restricted Securities.  Each Purchaser understands that the sale of the Notes have not been and will not be, and the Conversion Shares issuable upon conversion of Notes as contemplated herein will not be, registered or qualified for distribution under the Securities Act or applicable Canadian securities laws, as applicable, on the grounds that the offer and sale of such securities as provided for in this Agreement are exempt from registration or the prospectus requirements under the Securities Act or applicable Canadian securities laws, as applicable, and that the reliance on such exemption is predicated in part on each Purchaser’s representations set forth in this Agreement.  Each Purchaser understands that the Notes are, and the Conversion Shares issuable upon conversion of Notes as contemplated herein may be, “restricted securities” within the meaning of Rule 144 under the Securities Act and applicable Canadian securities laws and, accordingly, may be required to bear a U.S. Legend and/or a Canadian Legend, as applicable, and must be held indefinitely unless the resale of such securities is subsequently registered or qualified by a prospectus or an exemption from such registration or qualification is available.

(e)Foreign Private Issuer Status.  Each Purchaser understands and acknowledges that beginning on January 1, 2024, the Company will no longer be able to rely upon “foreign private issuer” exemptions under U.S. securities laws, and the Company may not qualify as a “foreign private issuer” in the future, and accordingly, at the time the Purchaser sells the Notes or any of the Conversion Shares issuable hereunder, or at any other time, the Company may not be a “foreign issuer” (within the meaning of Regulation S), and as a result, the securities delivered to the transferee may continue to bear the U.S. Legend following such transfer.

(f)U.S. Accredited Investor.  Each Purchaser resident in the United States is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act (“Regulation D”) and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Notes and any Conversion Shares issuable upon conversion hereunder.

(g)Canadian Accredited Investor. Each Purchaser resident in a province or territory of Canada is (i) an “accredited investor” as defined in (x) Section 1.1 of National Instrument 45-106 – Prospectus Exemptions; or (y) if resident of Ontario, Section 73.3(1) of the Securities Act (Ontario); (ii) is purchasing the Notes as principal for its own account and not for the benefit of any other person, and is purchasing the Notes for investment purposes only and not with a current view to the resale or distribution of all or any of the Notes or the Conversion Shares issuable hereunder; (iii) is not a person created or used solely to purchase or hold securities as an accredited investor as described under paragraph (m) of the definition of “accredited investor” as defined in Section 1.1 of National Instrument 45-106 – Prospectus Exemptions; and (iv) has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Notes or any Conversion Shares issuable upon conversion hereunder.

(h)No “General Solicitation” or “General Advertising”. Each Purchaser acknowledges that it has not purchased the Notes as a result of any “general solicitation” or “general advertising”, as such terms are used in Regulation D, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(i)Foreign Purchasers.  If a Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Notes or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Notes.  The Company’s offer and sale and Purchaser’s acquisition of and payment for and continued beneficial ownership of the Notes will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.

(j)Enforcement of Civil Liabilities.  Each Purchaser is aware that its ability to enforce civil liabilities under U.S. securities laws may be affected adversely by, among other things: (i) the fact that the Company is organized under the laws of Ontario; (ii) some or all of the directors and officers may be residents of countries other than the United States; and (iii) some of the assets of the Company and said persons may be located outside the United States.

9.ISSUANCE OF CONVERSION SHARES.

9.1Optional Conversion.  Each Purchaser shall have the right, at its option, to convert up to the entirety of the Outstanding Balance of each of its Notes, plus all accrued, unpaid and unaccreted interest thereon and any and all other sums payable to such Purchaser (collectively, the “Conversion Amount”) (in lieu of any cash payment of the same amount) for a number of Conversion Shares equal to (a) the applicable Conversion Amount divided by (b) the Conversion Price; provided, that, the aggregate number of such Conversion Shares issuable upon all such conversions by the Purchasers hereunder

(including pursuant to Section 9.2) shall not exceed 150,000,000 (the “Share Cap”).  In connection with any such conversion under this Section 9.1, each Purchaser shall surrender its Note to the Company and execute and deliver to the Company any documentation reasonably required by the Company in connection with the applicable conversion.  Any Conversion Shares issuable upon conversion of Notes may be required to bear a U.S. Legend and/or a Canadian Legend, as applicable. Any Conversion Amount of any Purchaser that does not convert into Conversion Shares due to the Share Cap having been exceeded shall remain as the Outstanding Balance or accrued, unpaid and unaccreted interest thereon, as the case may be, owed to such Purchaser.  If the Share Cap would be exceeded after giving effect to optional conversion by two or more Purchasers exercising their rights under this Section 9.1 at the same time, the conversion of such Purchasers’ Conversion Amounts shall be effected on a pro rata basis up to the aggregate number of Conversion Shares equal to the Share Cap.

9.2Mandatory Conversion.  Each Purchaser shall, at the election of the Madryn Purchasers in their sole and absolute discretion, convert the entirety of the Conversion Amount applicable to such Purchaser (in lieu of any cash payment of the same amount) for a number of Conversion Shares equal to (a) the applicable Conversion Amount divided by (b) the Conversion Price; provided, that, the aggregate number of such Conversion Shares issuable upon all such conversions by the Purchasers hereunder (including pursuant to Section 9.1) shall not exceed the Share Cap; provided, further, that, the Madryn Purchasers shall also convert the entirety of each of their Notes.  In connection with any such conversion under this Section 9.2, each Purchaser shall surrender its Note to the Company and execute and deliver to the Company any documentation reasonably required by the Company in connection with the applicable conversion.  Any Conversion Shares issuable upon conversion of Notes may be required to bear a U.S. Legend and/or a Canadian Legend, as applicable. Any Conversion Amount of any Purchaser that does not convert into Conversion Shares due to the application of the Share Cap shall remain as the Outstanding Balance or accrued, unpaid and unaccreted interest thereon, as the case may be, owed to such Purchaser under such Purchaser’s Notes.  If the Share Cap would be exceeded after giving effect to any mandatory conversion under this Section 9.2, the conversion of the Purchasers’ Conversion Amounts shall be effected on a pro rata basis up to the aggregate number of Conversion Shares equal to the Share Cap.

9.3Notice of Exercise.  Upon receipt by the Company of written notice of exercise of the conversion rights by a Purchaser under Section 9.1 or by the Madryn Purchasers under Section 9.2, the Company shall, without delay and in any case on or prior to the second (2nd) trading day (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of such Conversion Shares initiated on the applicable date of exercise of the conversion rights under the Transaction Documents) following the date on which the Company has received such notice (the “Share Delivery Date”), allot and issue to such Purchaser (in the case of any optional conversion under Section 9.1) or all Purchasers (in the case of any mandatory conversion under Section 9.2) the number of Conversion Shares specified such notice as set forth in Section 9.3 and, in each case, simultaneously deliver to such exercising Purchaser (in the case of any optional conversion under Section 9.1) or all Purchasers (in the case of any mandatory conversion under Section 9.2), without duplication, all Distributed Property that such Purchaser(s) are entitled to receive pursuant to Section 4.5.

9.4Procedure for Issuance of Conversion Shares Upon Exercise.

(a)Unless otherwise designated by the applicable exercising Purchaser in the applicable notice provided pursuant to Section 9.3, on or before the Share Delivery Date, the Company shall:

(i)if the Transfer Agent is participating in The Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program (“FAST”), upon the request of such Purchaser, credit such aggregate number of Conversion Shares to which such Purchaser is (in the case of any optional conversion under Section 9.1), or all Purchasers are (in the case of any mandatory conversion under Section 9.2), entitled pursuant to such exercise to such Purchaser’s or its designee’s (in the case of any optional conversion under Section 9.1), or the Purchasers’ or their designees’ (in the case of any mandatory conversion under Section 9.2), balance account with DTC through its Deposit/Withdrawal at Custodian system; or

(ii)if the Transfer Agent is not then participating in DTC’s FAST, upon the request of such Purchaser, issue and deliver (via reputable overnight courier) to (A) in the case of any optional conversion under Section 9.1, the address set forth beneath the name of such Purchaser on its signature page to this Agreement, a certificate, registered in the name of such Purchaser or its designee, for the number of Conversion Shares to which such Purchaser shall be entitled pursuant to such exercise or (B) in the case of any mandatory conversion under Section 9.2, each of the addresses set forth beneath the name of each Purchaser on its signatures page to this Agreement, a certificate, registered in the name of the applicable Purchaser or its designee, for the number of Conversion Shares to which such Purchaser shall be entitled pursuant to such exercise.

(b)Upon written notice provided to the Company pursuant to Section 9.3, (i) the Purchaser exercising its optional conversion rights under Section 9.1 shall be deemed to have become the registered legal and beneficial owner of the Conversion Shares with respect to which the conversion rights under the Transaction Documents have been exercised and (ii) in the case of any mandatory conversion under Section 9.2, each of the Purchasers shall be deemed to have become the registered legal and beneficial owner of the Conversion Shares issued with respect to each of its Notes, in each case of clauses (i) and (ii), irrespective of the date such Conversion Shares are credited to such Purchaser’s DTC account or the date of delivery of the certificate(s) evidencing such Conversion Shares (as the case may be).

(c)The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance of Conversion Shares upon exercise of the conversion rights under the Transaction Documents (but not any subsequent transfer of Conversion Shares so issued).

(d)From the Effective Date through and including the Maturity Date, for so long as the Common Shares remain listed on Nasdaq or any Other Market, the Company shall maintain a transfer agent that participates in DTC’s FAST.

9.5Company’s Failure to Timely Deliver Conversion Shares.

(a)The Company understands that a delay in the delivery of the Conversion Shares after the Share Delivery Date could result in economic loss to the Purchasers.  As compensation to each Purchaser for such loss, if the Company fails to (i) cause the Transfer Agent to transmit to such Purchaser the Conversion Shares on or before the Share Delivery Date in accordance with the provisions of Section 9.4 pursuant to an exercise of the conversion rights under the Transaction Documents (other than a failure caused by incorrect or incomplete information provided by such Purchaser to the Company), and (ii) if such Purchaser has not exercised its Buy-In rights as provided below with respect to such Conversion Shares, the Company agrees to pay (as liquidated damages and not as a penalty) to such Purchaser for late issuance of the Conversion Shares the proportionate amount of $100  per trading day (increasing to $200  per trading day after the tenth (10th) trading day) after the Share Delivery Date, as applicable, for each $10,000 of such Purchaser’s Conversion Amount for which the conversion rights under the Transaction Documents is exercised which are not timely delivered.

(b)In addition to any other rights available to each Purchaser, if the Company fails to cause the Transfer Agent to transmit to any Purchaser the Conversion Shares by the Share Delivery Date in accordance with the provisions of Section 9.4 pursuant to an exercise of the conversion rights under the Transaction Documents (other than a failure caused by incorrect or incomplete information provided by such Purchaser to the Company), and if after such date such Purchaser is required by its broker to purchase (in an open market transaction or otherwise) or such Purchaser’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by such Purchaser of the Conversion Shares which such Purchaser anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (i) pay in cash to such Purchaser the amount, if any, by which (A) such Purchaser’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (B) the amount obtained by multiplying (I) the number of Conversion Shares that the Company was required to deliver to such Purchaser in connection with the exercise at issue times (II) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of such Purchaser, either reinstate the portion of the  Conversion Amount (and equivalent number of Conversion Shares issuable in respect thereof) for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to such Purchaser the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if any Purchaser purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Conversion Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (i) above, the Company shall be required to pay such Purchaser $1,000.  Each Purchaser exercising its Buy-In rights shall provide the Company written notice within three (3) trading days after the occurrence of a Buy-In, indicating the amounts payable to such Purchaser in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

(c)For purposes of clarification, if the Company is obligated to make payments of liquidated damages pursuant to Section 9.5(a) for late issuance of the Conversion Shares, then it shall not also be obligated to make Buy-In payments as described in Section 9.5(b) with respect to those same Conversion Shares.

(d)Nothing herein shall limit any Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree or specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon exercise of the conversion rights under the Transaction Documents.  The Company shall pay any payments incurred under this Section 9.5 in immediately available funds upon demand.

9.6No Fractional Share.  No fractional share shall be issuable upon conversion of the Notes and the number of Conversion Shares to be issued shall be rounded down to the nearest whole Common Share. If a fractional share interest arises upon any conversion of the Notes, the Company shall eliminate such fractional share interest by paying the Purchaser in cash the amount computed by multiplying the fractional interest by (a) the Fair Market Value Per Common Share, less (b) the then-effective Conversion Price.

10.NOTICE OF DEFAULT.  The Company shall promptly (and in any event, within five (5) Business Days) notify the Purchasers of the occurrence of any Default (as defined in the Credit Agreement).

11.EVENT OF DEFAULT.  For purposes of this Agreement, the term “Event of Default” shall mean any of the following:

11.1the Company shall fail to pay any principal of or interest on any Note when the same shall be due and payable;

11.2the Company shall fail to deliver the required number of Conversion Shares on or prior to the Share Delivery Date;

11.3Common Shares shall cease to be quoted on Nasdaq for any reason and are not thereafter re-listed, re-traded or re-quoted on Other Market within thirty (30) trading days;

11.4the Company shall fail to comply in any material respect with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings beyond any available extension); or

11.5an Event of Default (as defined in the Credit Agreement) occurs.

12.CONDITIONS PRECEDENT TO EFFECTIVENESS AND TO EACH CLOSING.  This Agreement shall become effective and binding upon the applicable parties hereto and the obligation of the applicable Purchasers to purchase the Notes shall be subject to satisfaction of the following conditions precedent:

(a)The applicable Purchasers shall have received (i) a counterpart of this Agreement signed on behalf of each party hereto, (ii) a Note payable to such Purchaser signed by the Company and (iii) a counterpart to the Registration Rights Agreement signed on behalf of each applicable party hereto;

(b)The Purchasers shall have received a true, correct and complete copy of Schedule 2.1 (or a supplement thereto, which shall replace and supersede in all respects any Schedule 2.1 delivered prior thereto) specifying the Purchaser(s) and Purchase Price(s) for the applicable Closing;

(c)The Purchasers shall have received such other documents as any Purchaser shall have reasonably requested in connection with the Transaction Documents; and

(d)The Company shall have paid the reasonable fees, charges and disbursements of the Purchasers’ counsel to the extent selected in accordance with Section 13.5 hereof.

13.MISCELLANEOUS.

13.1Disclosure; Publicity.  Prior to the first public disclosure of this Agreement and the transactions contemplated herein (including in any Report on Form 6-K or 8-K, or, to the extent not previously reported, in any Annual Report on Form 20-F or 10-K), the Company shall provide the Purchasers with such draft disclosure and provide the Purchasers an opportunity to review and comment on such disclosure, which comments the Company will incorporate where reasonably requested.

13.2Governing Law; Jurisdiction; Etc.  Section 11.14 of the Credit Agreement is hereby incorporated mutatis mutandis.

13.3Successors and Assigns.

(a)Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.  Without the prior written consent of the Requisite Purchasers, the Company may not assign any of its rights or obligations under the Transaction Documents, and any such purported assignment shall be void.  Each Purchaser, so long as no Event of Default has occurred and is continuing, with the consent of the Company (not to be unreasonably withheld), may assign its Note or its rights and obligations hereunder or under any Note; provided, that (i) no such consent shall be required in connection with any assignment to another Purchaser or an Affiliate of a Purchaser, (ii) with respect to any assignment, such Purchaser or any registered assign, as applicable, shall provide to the Company the relevant documentation effecting the assignment and, for the avoidance of doubt, no such assignment shall be effective until recorded in the Register (as defined herein) in accordance with Section 13.3(b) and (iii) any assignee shall agree to be bound by the terms of this Agreement and any other Transaction Document, as applicable.

(b)The Company shall maintain a copy of the assignment documentation provided to it by any Purchaser (or any registered assign) and a register for the recordation of the names and addresses of the Purchasers, and the principal amounts (and stated interest) of each Note owing to each Purchaser (or any registered assign) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company and each Purchaser (and registered assign) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement.  The Register shall be available for inspection by any Purchaser (or registered assign) at any reasonable time and from time to time upon reasonable prior notice.

13.4Entire Agreement.  The Transaction Documents constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

13.5Payment of Fees and Expenses.  In connection with the review and negotiation of, and performance of obligations under, this Agreement, the Madryn Purchasers shall have the right to select one legal counsel, which shall be Moore & Van Allen, PLLC, or such other counsel as thereafter designated by the Madryn Purchasers.  Subject to the foregoing, the Company shall bear its and the Purchasers’ expenses and legal fees reasonably incurred with respect to this Agreement and the transactions contemplated hereby.

13.6Notices.  All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by e-mail) to the address or e-mail address set forth beneath the name of such party on its signature page to this Agreement (or to such other address or e-mail address as such party will have specified in a written notice given to the other parties hereto).  Notice shall be deemed given when sent electronically (via e-mail); provided, that a confirming copy of such notice shall be sent in print form, unless the sender receives an acknowledgement of receipt of the electronic notice (e.g., reply email).  In the even that notice is given to the Company, a courtesy copy, which shall not constitute notice, shall also be provided to:

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, NY 10036

Attention: Darien G. Leung

Email: [***]

13.7Amendments and Termination.  Any term of this Agreement and any other Transaction Document may be amended only with the written consent of the Company and the Requisite Purchasers; provided, that the Company may update or supplement Schedule 2.1 from time to time to give effect to any subsequent Closing.

13.8Titles and Subtitles.  The titles of the sections and clauses of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

13.9Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Delivery by e-mail of an executed counterpart of a signature page shall be effective as delivery of an original executed counterpart.

13.10Severability.  Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

13.11Allocation of Payments.  The Purchasers acknowledge that the Notes are pari passu obligations against each of the other Notes.  Each payment of interest or principal on the Notes shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid balances of principal outstanding thereunder.  If any Purchaser shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest under any of his, her or its Notes or other obligations hereunder in an amount in excess of his, her or its pro rata share thereof as provided herein, then such Purchaser shall forthwith pay such excess to the Company which amount the Company shall thereupon pay to the Purchasers on a pro rata basis.

13.12Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Transaction Document, the interest paid or agreed to be paid under the Transaction Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Purchaser shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Notes or, if it exceeds such unpaid principal, refunded to the Company.  In determining whether the interest contracted for, charged, or received by the Purchasers exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

13.13Certain Tax Matters.  Any and all payments by or on account of any obligation of the Company under the Notes or this Agreement shall be made without deduction or withholding for any taxes, levies, imposts, duties, deductions, withholdings or assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (“Taxes”), except as required by applicable law.  If the Company is required by applicable law to withhold or deduct any Taxes from any such payment, then the Company shall withhold or deduct such Taxes, the Company shall timely pay the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law, and the sum payable by the Company shall be increased as necessary so that after deduction or withholding has been made for any such Tax (other than any such Tax that is an income Tax), including such deductions or withholdings applicable to additional sums payable under this Section 13.3, the applicable recipient receive an amount equal to the sum it would have received had no such deduction or withholding been made.  Notwithstanding the foregoing, the increase of the sum payable described in the immediately preceding sentence shall not be required with respect to payments by or on account of any obligation of the Company under the Notes or this Agreement for Taxes withheld or deducted from such payments (A) to the extent such Taxes result from the failure of the applicable recipient to provide to the Company a valid properly executed Internal Revenue Service Form W-9 (if such recipient is a U.S. person for U.S. federal income tax purposes) or a valid properly executed appropriate Internal Revenue Service Form W-8 (if such recipient is not a U.S. person for U.S. federal income tax purposes) establishing a complete exemption from U.S. federal tax withholding to the extent it is legally entitled to do so or (B) in the case of a Purchaser (or registered assign) that is not a U.S. person for U.S. federal income tax purposes, to the extent such Taxes are U.S. federal withholding Taxes imposed on amounts payable to or for the account of such person with respect to an applicable interest in a Note pursuant to a law in effect on the date on which such person acquires such interest in the Note or such person changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office.  The Company agrees to pay any and all stamp, court or documentary, intangible, recording, filing or similar Taxes that arise in respect of this Agreement or the Note.  The Company and the Purchasers acknowledge and agree that the Notes are intended to be treated as debt for U.S. federal tax purposes and shall not take any tax reporting position inconsistent therewith, unless otherwise required to do so pursuant to a “determination” (within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended, or any similar determination or ruling under state or local law).

13.14Treatment of Certain Information; Confidentiality.  Section 11.07 of the Credit Agreement is hereby incorporated mutatis mutandis.

13.15Subordination.  The Notes shall be subject and subordinated in right of payment to the obligations of the Company under (a) the Loan Documents (as defined in the Credit Agreement), by and among the Company, certain Subsidiaries of the Company as guarantors, Madryn Fund Administration, LLC, as administrative agent, and the lenders from time to time party thereto) and (b) the Related Documents (as defined in the Neuronetics Note), by and among the Company, certain subsidiaries of the Company as guarantors and Neuronetics, Inc. (together with Madryn Fund Administration, LLC, the “Senior Creditors”), and the Purchasers shall not exercise any rights or remedies hereunder until all Obligations (as defined in the Credit Agreement and the Neuronetics Note)) have been paid in full and the Commitments (as defined in the Credit Agreement) have been terminated.  Notwithstanding anything else contained herein, the Notes and all rights and remedies hereunder shall be subject to (i) that certain Subordination Agreement, dated as of August 15, 2023, by and between, among others, the Company, Madryn Fund Administration, LLC, as administrative agent, and the Purchasers and (ii) that certain Subordination Agreement, dated as of August 15, 2023, by and between, among others, the Company, Neuronetics, Inc., as payee, and the Purchasers.  The Senior Creditors have made extensions of credit available to the Company in reliance on these provisions and such provisions are for the benefit of such Senior Creditors, who are intended as third-party beneficiaries hereof.

13.16Adjustments for Stock Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of Common Shares or other equity interests of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of the date first above written.

GREENBROOK TMS INC., an Ontario corporation

By:	/s/ William Leonard
Name:	William Leonard
Title:	President and Chief Executive Officer

Address for Notice:

Greenbrook TMS Inc.
890 Yonge Street, 7th Floor
Toronto, Ontario M4W 3P4
Attention: Erns Loubser, Chief Financial Officer
Phone No.: (416) 322-9700 x548
Email: [***]

With a copy to (which shall not constitute notice):

Torys LLP
1114 Avenue of the Americas, 23rd Floor
New York, NY 10036
Attention: Darien G. Leung
Email: [***]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of the date first above written.

GREYBROOK HEALTH INC.

By:	/s/ Sasha Cucuz
Name:	Sasha Cucuz
Title:	Chief Executive Officer

Address for Notice to Purchaser:

C/O Sasha Cucuz, President
890 Yonge St.
Suite 700
Toronto, ON M4W 3P4
Phone: 647.478.8881
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of the date first above written.

MADRYN HEALTH PARTNERS II, LP

By:	MADRYN HEALTH ADVISORS II, LP, its General Partner

By:	MADRYN HEALTH ADVISORS GP II, LLC, its General Partner

	By:	/s/ Avinash Amin
	Name:	Avinash Amin
	Title:	Managing Member

Address for Notice to Purchaser:

Madryn Asset Management, LP
330 Madison, 33rd Floor
New York, NY 10017
Phone: 646 560 5491
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of the date first above written.

MADRYN HEALTH PARTNERS II (CAYMAN MASTER), LP

By:	MADRYN HEALTH ADVISORS II, LP, its General Partner

By:	MADRYN HEALTH ADVISORS GP II, LLC, its General Partner

	By:	/s/ Avinash Amin
	Name:	Avinash Amin
	Title:	Managing Member

Address for Notice to Purchaser:

Madryn Asset Management, LP
330 Madison, 33rd Floor
New York, NY 10017
Phone: 646 560 5491
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of August 28, 2023.

GREYBROOK HEALTH INC.

By:	/s/ Sasha Cucuz
Name:	Sasha Cucuz
Title:	Chief Executive Officer

Address for Notice to Purchaser:

C/O Sasha Cucuz, President
890 Yonge St.
Suite 700
Toronto, ON M4W 3P4
Phone: 647.478.8881
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of August 28, 2023.

/s/ William Paul Leonard
William Paul Leonard

Address for Notice to Purchaser:

William Paul Leonard
11717 Split Tree Circle
Potomac, MD 20854

Phone: 301-529-2080
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of August 28, 2023.

/s/ Erns Loubser
Erns Loubser

Address for Notice to Purchaser:

488 Holtby Ave
Burlington, Ontario L7R 2R3

Phone: +1-647-216-8017
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of August 28, 2023.

/s/ Geoffrey Garland Grammer
Geoffrey Garland Grammer

Address for Notice to Purchaser:

4005 Wild Grape Court
Rockville, MD 20853
Montgomery County

Phone:	(240) 938-0167
Email:	[***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of August 28, 2023.

1315 CAPITAL II, LP
By: 1315 Capital Management II, LLC, its general partner

By:	/s/ Adele C. Oliva
Name:	Adele C. Oliva
Title:	Managing Member

Address for Notice to Purchaser:	c/o Brian Schwenk
2929 Walnut Street
Suite 1240
Philadelphia, PA 19104
Phone: 215-662-1318
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of September 1, 2023.

MADRYN HEALTH PARTNERS II, LP

By:	MADRYN HEALTH ADVISORS II, LP, its General Partner

By:	MADRYN HEALTH ADVISORS GP II, LLC, its General Partner

	By:	/s/ Avinash Amin
	Name:	Avinash Amin
	Title:	Managing Member

Address for Notice to Purchaser:

Madryn Asset Management, LP
330 Madison, 33rd Floor
New York, NY 10017
Phone: 646 560 5491
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of September 1, 2023.

MADRYN HEALTH PARTNERS II (CAYMAN MASTER), LP

By:	MADRYN HEALTH ADVISORS II, LP, its General Partner

By:	MADRYN HEALTH ADVISORS GP II, LLC, its General Partner

	By:	/s/ Avinash Amin
	Name:	Avinash Amin
	Title:	Managing Member

Address for Notice to Purchaser:

Madryn Asset Management, LP
330 Madison, 33rd Floor
New York, NY 10017
Phone: 646 560 5491
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of September 25, 2023.

/s/ Charles Chung
Director
2787468 Ontario Inc.

Address for Notice to Purchaser:
#880-105 Gordon Baker Rd.
Toronto, ON, Canada
M2H 3P8

Phone: 416 803 2515
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of September 26, 2023.

GUNDYCO ITF CONSTANTINE ZACHOS

/s/ Constantine Zachos

Address for Notice to Purchaser:	GUNDYCO ITF CONSTANTINE ZACHOS
A/C 410-32031-23
199 BAY ST. – COMMERCE COURT WEST
B2 LEVEL, TORONTO, ON MSL 169
Phone: 416-451-1106
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

CIBC WOOD GUNDY SOC
199 BAY ST. COMMERCE COURT WEST
B2 LEVEL TORONTO, ON MSL 169

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of September 27, 2023.

GUNDYCO ITF ALEXANDER AND ADRIANNA LETROS

/s/ Adrianna Letros	/s/ Alexander Letros
Adrianna Letros	Alexander Letros

Address for Notice to Purchaser:	GUNDYCO ITF ALEXANDER AND ADRIANNA LETROS
A/C 410 33734
199 BAY ST. – COMMERCE COURT WEST
B2 LEVEL, TORONTO, ON MSL 169
Phone: 416-726-1013
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

CIBC WOOD GUNDY SOC
199 BAY ST. COMMERCE COURT WEST
B2 LEVEL
TORONTO, ON MSL 169

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of September 29, 2023.

BIANCANEVE INC.

/s/ Biancaneve Inc.
BIANCANEVE INC.

Address for Notice to Purchaser:

56 The Esplanade, Ste 308

Toronto, Ontario

M5E 1A7

Phone: 416-357-8127

Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of September 29, 2023.

SRCC INC.

/s/ Brent Swanick
Brent Swanick, Director

Address for Notice to Purchaser:

202 South Sound Rd.

Unit 3

George Town, Grand Cayman

Phone:  416-617-3107

Email:  [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of October 3, 2023.

GUNDYCO ITF

MITCHELL WHYNE

/s/ Mitchell Whyne

Address for Notice to Purchaser:

GUNDY CO. ITF MITCHELL WHYNE

Phone:    405-796-8107

Email:     [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

CIBC WOOD GUNDY SOC

199 BAY ST.

COMMERCE COURT WEST, B2 LEVEL

TORONTO, ON

MSL 169

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of October 12, 2023.

MADRYN HEALTH PARTNERS II, LP

By:	MADRYN HEALTH ADVISORS II, LP, its General Partner

By:	MADRYN HEALTH ADVISORS GP II, LLC, its General Partner

	By:	/s/ Avinash Amin
	Name:	Avinash Amin
	Title:	Managing Member

Address for Notice to Purchaser:

Madryn Asset Management, LP
330 Madison, 33rd Floor
New York, NY 10017
Phone: 646 560 5491
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of October 12, 2023.

MADRYN HEALTH PARTNERS II (CAYMAN MASTER), LP

By:	MADRYN HEALTH ADVISORS II, LP, its General Partner

By:	MADRYN HEALTH ADVISORS GP II, LLC, its General Partner

	By:	/s/ Avinash Amin
	Name:	Avinash Amin
	Title:	Managing Member

Address for Notice to Purchaser:

Madryn Asset Management, LP
330 Madison, 33rd Floor
New York, NY 10017
Phone: 646 560 5491
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of October 13, 2023.

/s/ Anna Liovas
Anna Liovas

Address for Notice to Purchaser:
47 Elgin Street
Thornhill, ON L3T 1W5

Phone: 416-471-7731
Email: [***]

Address for Delivery of Note(s) to Purchaser (if not same as address for notice): N/A

EXHIBIT A

PROMISSORY NOTE

[***]

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

[***]